SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2008

TANGER FACTORY OUTLET CENTERS, INC.
 (Exact Name of Registrant as Specified in Charter)

North Carolina	1-11986	56-1815473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3200 Northline Avenue Suite 360, Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

(336) 292-3010
Registrant’s telephone number, including area code

Not applicable
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 31, 2008, the Board of Directors, or the Board, of Tanger Factory Outlet Centers, Inc., or the Company, approved amendments to Sections 5.1, 5.2 and 5.10 through 5.17 of the Company’s Bylaws to more clearly define the Company’s officers by composition, duties and titles.  The restated bylaws allow for the roles of Chairman of the Board and Chief Executive Officer to be held by separate individuals.  As previously announced on December 2, 2008, Mr. Steven B. Tanger will assume the role of President and Chief Executive Office effective January 1, 2009 and Stanley K. Tanger will remain Chairman of the Board.  In addition, the Company’s officers shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of Shareholders.

The foregoing summary is qualified in its entirety by reference to the Restated Bylaws, which are filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) Exhibits.

Exhibit 3.2	Bylaws of Tanger Factory Outlet Centers, Inc. restated to reflect all amendments through December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:           /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President,
Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of Tanger Factory Outlet Centers, Inc. restated to reflect all amendments through December 31, 2008.